As filed with the Securities and Exchange Commission on February 6, 2004
                                                           File No. 333-_______
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
        -----------------------------------------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   -------------------------------------------
                        BNP RESIDENTIAL PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)
Maryland                                                       56-1574675
(State of incorporation)                                    (I.R.S. Employer
                                                         Identification  No.)
                      301 South College Street, Suite 3850
                         Charlotte, North Carolina 28202
                                 (704) 944-0100
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                        With Copies to:
   Philip S. Payne, Chairman, Chief              Robert H. Bergdolt, Esq.
   Financial Officer and Treasurer               Alston & Bird LLP
   BNP Residential Properties, Inc.              3201 Beechleaf Court, Suite 600
   301 South College Street, Suite 3850          Raleigh, North Carolina 27604
   Charlotte, North Carolina 28202               (919) 862-2200
   (704) 944-0100
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation of Registration Fee
---------------------- -------------------- --------------------- --------------------- ----------------------
 Title of each class                              Proposed              Proposed
         of               Amount to be        maximum offering     maximum aggregate          Amount of
  securities to be         Registered          price per unit        offering price       registration fee
     registered
---------------------- -------------------- --------------------- --------------------- ----------------------
    Common stock            1,000,000            $11.82 (1)           $11,820,000             $1,497.59
---------------------- -------------------- --------------------- --------------------- ----------------------

(1) Calculated pursuant to Rule 457 (c) of the Securities Act of 1933, based on the average of the high and low prices reported on the American Stock Exchange on February 2, 2004.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

                          1,000,000 Shares Common Stock

                        BNP Residential Properties, Inc.

                  Dividend Reinvestment And Stock Purchase Plan

         We offer you the opportunity to participate in our Dividend Reinvestment and Stock Purchase Plan, or "DRIP." The DRIP, which we created in 1988 under the name "Automatic Dividend Reinvestment Service," provides a simple and convenient method for our stockholders to invest cash dividends and optional cash payments in shares of our common stock, without payment of any brokerage commissions, fees, or service charges. If your shares are registered in your name, you may enroll in the plan by simply completing and returning an authorization card. If your shares are not registered in your name, for example, if they are registered in the name of a brokerage firm or bank, you will need to have the shares re-registered in your name before you can participate in the plan, or you can request that the brokerage firm or bank join the DRIP.

         You may purchase shares of common stock by:

         o having the cash dividends on all or part of your shares of common stock automatically reinvested;

         o receiving directly, as usual, cash dividends, if and when declared, on your shares of common stock and investing in the DRIP by making optional cash payments of $25 to $25,000 per calendar quarter; or

         o investing both your cash dividends and your optional cash payments.

         You may participate in the DRIP by completing an authorization card and returning it to Wachovia Bank, N. A., Shareholder Services, 1525 West W. T. Harris Boulevard - 3C3, Charlotte, North Carolina, 28288-1153. Stockholders who are participants in the DRIP may terminate their participation at any time. Stockholders who are not participants in the DRIP and who do not want to become participants need do nothing and will continue to receive their cash dividends, if and when declared, as usual.



Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                           --------------------------

                The date of this Prospectus is February 6, 2004.

                                Table of Contents

Where You Can Find More Information.........................................3
Incorporation of Certain Documents by Reference.............................3
Description of the DRIP.....................................................5
   Purpose..................................................................5
   Advantages to Participants...............................................5
   Administration...........................................................6
   Participation............................................................6
   Costs....................................................................8
   Purchases................................................................9
   Reports to Participants.................................................11
   Dividends...............................................................11
   Certificates for Shares.................................................11
   Sale or Other Disposition of DRIP Shares................................12
   Withdrawal of Shares in DRIP Accounts...................................13
   Termination of Participation............................................13
   Tax Consequences of Participation in the DRIP...........................14
   Other Information.......................................................15
   Resale Restrictions.....................................................17
   Limitations on Participation............................................17
Use of Proceeds............................................................17
Common Stock...............................................................18
Common Stock Price.........................................................18
Commission Position on Indemnification for Securities Act Liabilities......18
Experts....................................................................19
Legal Matters..............................................................19

                       Where You Can Find More Information

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, statements or other information we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., in Washington, D.C. 20549. You can request copies of these documents, upon payment of photocopying fees, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like the company that file electronically. These documents are also available for viewing at the offices of the American Stock Exchange in New York. For more information, you may call the viewing room of the American Stock Exchange at (212) 306-1292.

         We filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933 with respect to the common stock we are selling under the DRIP. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and in the exhibits and schedules to the registration statement. For further information with respect to our company and the common stock, you should read the registration statement, exhibits, and schedules. You may obtain the registration statement as indicated in the preceding paragraph. Any statements contained in this prospectus concerning a provision of any document are not necessarily complete, and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

                 Incorporation of Certain Documents by Reference

         We have filed the following documents with the SEC pursuant to the Exchange Act and incorporate them by reference into this prospectus:

         o        Our Annual Report on Form 10-K for the year ended December 31,
                  2002;

         o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003;

         o Our Current Reports on Form 8-K (not including information furnished under Item 9, which information is not incorporated by reference in this prospectus) dated March 13, 2003, dated June 27, 2003, dated August 28, 2003, dated September 5, 2003, and dated January 12, 2004; and

         o The description of our common stock included in our registration statement on Form 8-A dated April 27, 1987.

         All documents we file with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements we file pursuant to Section 14 of the Exchange Act, and any reports we file pursuant to Section 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the common stock to which this prospectus relates shall be deemed to be incorporated by reference into this prospectus and to be a part of it from the date of filing of such documents. Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such earlier statement. Any such statements modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, copies of any or all of the documents specifically incorporated into this prospectus by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). To obtain such copies, please make a written or oral request to: BNP Residential Properties, Inc., 301 S. College Street, Suite 3850, Charlotte, NC 28202-6024, Attn: Investor Relations.

                        BNP Residential Properties, Inc.

         We are a self-administered and self-managed real estate investment trust with operations in North Carolina, South Carolina, and Virginia. Our primary activity is the ownership and operation of apartment communities. As of the date of this prospectus, we manage 28 multi-family communities containing 6,920 units. Of these, we own 20 apartment communities containing 4,859 units. Third parties own the remaining eight communities, containing 2,061 units, and we manage them on a contract basis. In addition to our apartment communities, we own 40 restaurant properties that we lease to a third party under a master lease on a triple-net basis.

         We are structured as an UpREIT, or umbrella partnership real estate investment trust. The company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, through which we conduct all of our operations. We refer to this partnership as the Operating Partnership. We refer to the limited partners of the Operating Partnership as minority unitholders or as the minority interest.

                             Description of the DRIP

The terms of our DRIP are set forth below in question and answer format.

Purpose

1. What is the purpose of the DRIP?

         The purpose of the DRIP is to provide holders of our common stock with a simple and convenient method of investing cash dividends or optional cash payments in shares of common stock, without paying any brokerage commissions, fees, or service charges. Shares of common stock purchased under the DRIP will either be original issue shares or shares purchased in the open market by the DRIP administrator, Wachovia Bank, N. A. The DRIP accordingly has the added benefit of providing us with additional funds for general corporate purposes when we elect to sell shares of our common stock under the DRIP.

Advantages to Participants

2. What are the options available to stockholders?

         You may purchase shares of common stock by:

         o having the cash dividends on all or part of your shares of common stock automatically reinvested;

         o receiving directly, as usual, cash dividends, if and when declared, on your shares of common stock and investing in the DRIP by making optional cash payments of $25 to $25,000 per calendar quarter; or

         o investing both your cash dividends and your optional cash payments.

         Beneficial owners of common stock whose shares are registered in names other than their own also may utilize these options by having the shares they wish to enroll in the DRIP transferred to their own name or arranging for the holder of record to join the DRIP on such beneficial owners' behalf.

3. What are the advantages of the DRIP?

         Participants do not pay any brokerage commissions, fees or service charges in connection with purchases under the DRIP. However, if shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee. Full investment of dividends is possible under the DRIP because the DRIP permits fractions of shares, as well as whole shares, to be purchased and credited to your account. Regular statements of account provide simplified record keeping. In addition, the free custodial services provided in connection with the DRIP serve to protect against loss, theft or destruction of certificates. At a Participant's request, the DRIP administrator will also hold certificates representing shares for which a Participant has elected dividend reinvestment.

Administration

4. Who administers the DRIP?

         Wachovia Bank, N. A., or such other bank or trust company as we may from time to time designate as DRIP administrator, administers the DRIP for participants, keeping records, sending statements of account to participants and performing other duties relating to the DRIP. Shares of common stock purchased under the DRIP are held by the DRIP administrator as agent for you and are registered in the name of the DRIP administrator or its nominee, unless and until you request that a stock certificate for your shares be issued as described in Question 17, or otherwise terminate your participation in the DRIP as described in Question 20.

         We have directed the DRIP administrator to process all purchases and sales for the DRIP through Wachovia Securities. Wachovia Securities has agreed to process all purchases and sales of stock for the DRIP on a non-profit basis and will charge fees only to the extent necessary to cover its cost in effecting the trade. In addition, no minimum fee will be applied to any transaction.

You should address any questions or correspondence for the administrator to:

                              Wachovia Bank, N. A.
                              Shareholder Services
                     1525 West W. T. Harris Boulevard - 3C3
                      Charlotte, North Carolina 28288-1153
                                 (800) 829-8432

Participation

5. Who is eligible to participate?

         Any person or entity currently a registered holder of our common stock is eligible to participate in the DRIP. In order to be eligible to participate, beneficial owners of shares of common stock whose shares are registered in names other than their own (for example, shares registered in the name of a broker, bank nominee or trustee) must either have the shares they wish to enroll in the DRIP transferred to their own names or arrange for the holder of record to join the DRIP.

6. How do I participate in the DRIP?

         You may join the DRIP by completing and signing an authorization card and returning it to the DRIP administrator. When completing the authorization card, you should be careful to include your social security number or taxpayer identification number. Failure to supply this information will result in backup withholding of 28% of payments owed to you. Once enrolled in the DRIP, you will continue to be enrolled without further action on your part.

         You may change your investment options at any time by completing, signing and returning to the DRIP administrator a new authorization card. If your shares are registered in more than one name (e.g., joint tenants, trustees, etc.), all registered owners must sign the authorization card exactly as their names appear on the account registration.

         Additional authorization cards and additional copies of this prospectus may be obtained at any time by written request to the DRIP administrator at the address set forth in Question 4 above.

7. When may I join the DRIP?

         You may join the DRIP at any time.

         If you elect to reinvest your dividends, dividend reinvestment commences with the first dividend paid after you join the DRIP, provided that the DRIP administrator receives an authorization card for you before the record date for such dividend. If you deliver an authorization card specifying reinvestment of dividends to the DRIP administrator on or after the record date established for payment of a particular dividend on the common stock, reinvestment will commence with the dividend payment date following the next record date.

         See Question 13 below for information concerning the investment of optional cash payments.

8. What does the authorization card say about dividends and optional cash payments?

The authorization card allows you to decide the extent to which you wish to participate in the DRIP through any of the following investment options:

         Full Dividend Reinvestment. If you check the "Full Dividend Reinvestment" box, the DRIP administrator will purchase additional shares of common stock for your account using:

         o cash dividends on all shares of common stock registered in your name;

         o cash dividends on any shares of common stock credited to your DRIP account; and

         o        any optional cash payments received from you.

         Partial Dividend Reinvestment. If you check the "Partial Dividend Reinvestment" box, the DRIP administrator will purchase additional shares of common stock for your account using:

         o cash dividends on such number of shares of common stock registered in your name as you specify on the authorization card;

         o cash dividends on all shares of common stock credited to your DRIP account; and

         o        any optional cash payments received from you.

         Optional Cash Payments Only. If you check the "Optional Cash Payments Only" box, the DRIP administrator will purchase additional shares of common stock for your account using only:

         o        optional cash payments received from you; and

         o cash dividends on all shares credited to your DRIP account only. Cash dividends on shares of common stock registered in your name, other than in your DRIP account, will be paid to you in the usual manner.

9. How may I change my investment options?

         You may change your investment option at any time by signing a new authorization card and returning it to the DRIP administrator. A change in investment option will be effective on the next dividend payment date if the DRIP administrator receives the authorization card six or more business days before the related dividend record date. If the DRIP administrator receives the authorization card on or after five business days before the related dividend record date, the change will be effective on the dividend payment date following the next record date.

Costs

10. Are there any expenses to me if I participate in the DRIP?

         You incur no brokerage fees with respect to purchases under the DRIP, and we pay all other costs of administering the DRIP. If your shares are registered in the name of a nominee or broker, the nominee or broker may charge you a commission or fee in connection with purchases under the DRIP. Those commissions or fees are your responsibility. If you request that the DRIP administrator sell shares credited to your account under the DRIP as described in Question 18 below, you may have to pay brokerage commissions and transfer taxes in connection with that sale.

Purchases

11. How many shares of common stock will be purchased for me under the DRIP?

         The number of shares to be purchased for your account under the DRIP will depend upon the amount of your dividend being reinvested, the amount of any optional cash payments and the effective purchase price of the common stock. Your account is credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested by you divided by the applicable purchase price.

12. At what price and when will common stock be purchased under the DRIP?

         Shares purchased for your account under the DRIP will be effective as of the close of business on the dividend payment date. The DRIP administrator will purchase shares directly from us or in the open market. Each time we make a dividend or other distribution, we will decide how the DRIP administrator will purchase common stock under the DRIP. We do not have to provide you with any written notice about the source of the common stock to be purchased, but you may obtain current information regarding the source of the common stock by calling Investor Relations at (704) 944-2012.

         The price of shares of common stock purchased under the DRIP with reinvested cash dividends or optional cash payments will have a purchase price equal to 100% of the average closing price for the common stock on the American Stock Exchange for the five trading days immediately before the dividend payment date.

         If we do not elect to sell shares of common stock under the DRIP on a dividend payment date, the DRIP administrator will purchase shares of common stock on the dividend payment date on any securities exchange where such shares are traded, in the over-the-counter market, or in negotiated transactions. For such open market purchases, the purchase price will be the weighted average price paid by the DRIP administrator for all shares purchased by it for participants with the proceeds of the cash dividend and optional cash payments being invested on the applicable dividend payment date.

         Since purchase prices for the common stock are established on the applicable payment date, you lose any advantages otherwise available from being able to select the timing of investments. You should recognize that neither we nor the DRIP administrator can assure a profit or protect against a loss on shares of common stock purchased under the DRIP.

13. How are optional cash payments made?

         Optional cash payments may be made at any time and in varying amounts of not less than $25 per payment nor more than $25,000 per calendar quarter. You may make an optional cash payment when enrolling in the DRIP by enclosing a check (made payable to the DRIP administrator) with the authorization card. Thereafter, optional cash payments may be made through the use of optional cash payment forms, which will be sent to you by the DRIP administrator.

         If a broker, bank nominee or trustee holds your shares in the name of a major securities depository, you may only make optional cash payments on a Broker and Nominee Form. The Broker and Nominee Form is the sole means by which a broker, bank nominee, or trustee holding your shares in the name of a major securities depository may invest optional cash payments on your behalf. In such a case, the broker, bank nominee or trustee must use the Broker and Nominee Form for transmitting optional cash payments. A Broker and Nominee Form must be delivered to the DRIP administrator each time a broker, bank nominee or trustee transmits optional cash payments on your behalf. Broker and Nominee Forms will be furnished at any time upon written request to the DRIP administrator.

         Optional cash payments, like dividends, will be invested on the dividend payment date. However, payments must be received at least three business days and no more than 30 days before the applicable dividend payment date in order to be invested on that dividend payment date. Otherwise, payments will be returned to you. No interest will be paid on optional cash payments. We therefore suggest that if you wish to make an optional cash payment, you send the payment to the DRIP administrator so it reaches the DRIP administrator as close as possible to three business days before the dividend payment date. The same amount of money need not be sent each quarter, and there is no obligation to make an optional cash payment each quarter. Optional cash payments will be refunded if you make a written request for a refund to the DRIP administrator no later than two days before the related dividend payment date.

         You may participate through the investment of optional cash payments without the necessity of reinvesting cash dividends by checking the "Optional Cash Payments Only" box on the authorization card. However, even if the "Optional Cash Payments Only" box is checked, all dividends payable on shares purchased with optional cash payments and retained in your DRIP account will be reinvested automatically in additional shares of common stock.

         In the event that any check is returned unpaid for any reason, the DRIP administrator will consider the request for investment null and void and shall immediately remove from your account shares, if any, purchased upon credit of such money. The DRIP administrator shall then be entitled to sell such shares to satisfy uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the DRIP administrator shall be entitled to sell such additional shares from your account as needed to satisfy the uncollected balance.

Reports to Participants

14. What kind of reports will I receive?

         You will be sent a quarterly statement of your account. These statements of account will show any cash dividends and optional cash payments received, the number of shares purchased, the purchase price for the shares, the number of DRIP shares held for you by the DRIP administrator, the number of enrolled shares registered in your name and an accumulation of the transactions for the calendar year to date. Quarterly statements will be mailed as soon as practicable after each dividend payment date. These statements are your continuing record of the cost of your purchases, and you should retain them for income tax purposes.

         In addition, you will receive the most recent prospectus constituting the DRIP and copies of the same communications sent to every other holder of shares of common stock, including our annual report, proxy statement and income tax information for reporting distributions (including dividends) paid by us.

Dividends

15. How are dividends credited to my account under the DRIP?

         You will receive directly, as usual, cash dividends, if and when declared, on all shares of common stock for which you have directed that dividends not be reinvested. On all other shares, cash dividends will automatically be credited to your account and reinvested in additional shares of common stock. This means that cash dividends will be automatically reinvested on all shares that have been purchased under the DRIP and credited to your account. However, no dividends will be earned on such shares purchased under the DRIP until the dividend payment for the first dividend record date that follows the date of purchase of such shares.

16. Will I be credited with dividends on fractions of shares?

         Yes. Account balances will be computed to at least four decimal places and dividends will be paid on the fractional shares.

Certificates for Shares

17. Will certificates be issued for shares of Common Stock purchased under the DRIP?

         Unless you request otherwise, certificates for shares of common stock purchased under the DRIP will not be issued. Shares will be held in the name of the DRIP administrator or its nominee. The number of shares credited to your account under the

DRIP will be shown on your statement of account. Certificates for any number of whole shares credited to an account under the DRIP will be issued upon your written request. The remaining whole shares and fractions of shares, if any, will continue to be credited to your account.

         Requesting the DRIP administrator to issue a certificate in your name representing all of the shares in your DRIP account will not constitute a termination of participation in the DRIP. Certificates for fractional shares are not issued under any circumstances.

Sale or Other Disposition of DRIP Shares

18. How may I sell, pledge or assign shares held in the DRIP?

         If you desire to sell shares of common stock in your DRIP account, you must request that certificates for such shares be issued in your name or, as an alternative, you may request the DRIP administrator to sell whole shares credited to your account under the DRIP. If you request that the DRIP administrator sell shares credited to your DRIP account, the DRIP administrator will use its best efforts to make the sale in the open market within 10 trading days after receipt of the written request, and you will receive the proceeds of the sale minus any brokerage commissions, transaction fees and transfer taxes. You do not have the authority or power to direct the date or sale price at which the common stock may be sold by the DRIP administrator under this alternative.

         Any written instructions that do not clearly indicate the whole number of shares to be sold, or that "all" DRIP shares are to be sold, will be returned to you with no action taken.

         If you wish to sell some or all of your shares in the DRIP, you should be aware of the risk that the price of the common stock may decrease between the time that you determine to sell shares in the DRIP and the time that the sale is completed. This risk is borne solely by you. No check for the proceeds of such sale will be mailed prior to the settlement of funds from the brokerage firm through which shares in the DRIP are sold. Settlement is normally three business days after the sale of the shares.

         All information relating to the sale of shares in the DRIP will be reported to the IRS pursuant to applicable legal requirements.

         You may not pledge or assign shares credited to a DRIP account. Any such purported pledge or assignment will be void. If you want to pledge or assign any shares, you must request that a certificate for such shares be issued in your name.

Withdrawal of Shares in DRIP Accounts

19. How may I withdraw shares from my DRIP account?

         You may at any time withdraw all or any portion of the full shares of common stock held in your account. A request for withdrawal should be in writing and sent to the DRIP administrator. Certificates for the full shares so withdrawn will be issued in your name and mailed to you. Any fractional share interest will be liquidated and a check for the market value of the fractional share interest (without deducting any expense or commission) will be mailed to you. See Question 18 above for a discussion of how you may sell shares in your DRIP account through the DRIP administrator rather than first withdrawing shares from the DRIP and then selling them on the open market through a broker.

Termination of Participation

20. When and how may I terminate my participation in the DRIP?

         You may terminate your participation in the DRIP by providing written notice to the DRIP administrator. When you terminate your participation in the DRIP (or upon our termination of the DRIP), the DRIP administrator will issue certificates for whole shares in your account and make a cash payment for any fraction of a share remaining in your account.

         If the DRIP administrator receives the written termination notice five business days before the record date for a dividend, the termination will be duly processed and such dividend will not be reinvested on the next dividend payment date. If the DRIP administrator does not receive the written termination notice by that deadline, dividends applicable to the shares in the DRIP will be reinvested and the shares purchased by the DRIP administrator or issued by us will be allocated to the DRIP participants' accounts. After such dividends are invested and allocated to the participants' accounts, the DRIP administrator will process termination requests. Allocations may take up to two weeks after dividend payment. Neither we nor the DRIP administrator is responsible for losses during such periods. Any optional cash payment received by the DRIP administrator before the receipt of a termination notice will be invested in shares of common stock unless the participant expressly requests in writing that the optional cash payment be returned and the DRIP administrator receives your written request two days before the applicable dividend payment date.

         If you terminate your participation in the DRIP, you may re-enroll in it at any time by submitting an authorization card as described in Question 6 above.

21. May I terminate the reinvestment of dividends on shares held in my name and still remain in the DRIP?

         Yes. If you terminate the reinvestment of dividends paid on shares registered in your name, you may leave in the DRIP the shares you previously purchased for your account in the DRIP. Dividends paid on shares left in the DRIP continue to be reinvested automatically for your account.

Tax Consequences of Participation in the DRIP

22. What are the federal income tax consequences of participation in the DRIP?

         Our distributions to stockholders constitute dividends for federal income tax purposes up to the amount of our positive current and accumulated earnings and profits and, to that extent, will be taxable as ordinary income (unless designated as a "capital gain" dividend pursuant to applicable federal income tax rules). To the extent that we make a distribution in excess of such earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your common stock, and then the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. These same tax consequences will apply where your distributions are used to purchase additional common stock pursuant to the DRIP. Therefore, cash distributions reinvested under the DRIP will be taxed as outlined above. In addition, the amount of any brokerage commissions, mark-ups, and other fees or expenses incurred by us on your behalf in connection with purchases on the open market, whether as reinvested distributions or optional cash payments, also will be treated as distributions to you that are taxed as outlined above.

         Distributions paid to corporate stockholders, including amounts taxable as dividends to corporate stockholders, will not be eligible for the corporate dividends-received deduction.

         Your tax basis in additional shares of common stock acquired under the DRIP with reinvested cash distributions will be equal to the fair market value of such shares as of the date of distribution. Your tax basis in additional shares of common stock acquired under the DRIP with optional cash payments will be equal to the amount of such optional cash payments. Your holding period for shares of common stock acquired with reinvested distributions generally will commence on the day after the dividend payment date. If, however, the shares are acquired with optional cash payments or are purchased with reinvested distributions in the open market, the holding period will commence on the day after the date of purchase.

You will not realize any taxable income upon the receipt of a certificate representing full shares previously credited to your account. However, you will recognize gain or loss when you sell or exchange shares received from the DRIP or when a fractional share interest is liquidated. Such gain or loss will equal the difference between the amount that you receive for such fractional share interest or such shares and your tax basis in such fractional share interest or shares.

         In the case of participating stockholders whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld.

         The above is intended only as a general discussion of the current federal income tax consequence of participation in the DRIP. You should consult your own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of your individual participation in the DRIP.

Other Information

23. What happens when I sell or transfer all of the shares registered in my name other than shares under the DRIP?

         If you dispose of all of the shares of common stock registered in your name other than shares purchased for your account under the DRIP, the DRIP administrator, until it is otherwise instructed, will continue to reinvest the dividends on the shares of common stock in your DRIP account. In the event of your death or incapacity, the personal representative of your estate may provide the DRIP administrator with a written request of withdrawal of your DRIP shares. We reserve the right not to reinvest any additional dividends if you have only a fractional share of stock credited to your account under the DRIP on the record date for any cash dividend on the common stock. If we exercise this right, you will receive a cash adjustment representing the fractional share and a cash payment for the dividend. The cash payment for the fractional share will be based on the closing price of the common stock on the American Stock Exchange on the date on which we exercise this right.

24. What happens in the event of a stock dividend, split, or rights offering?

         Any shares representing stock dividends (payable in common stock) or stock splits distributed by us on shares of common stock credited to your account under the DRIP will be added to your account. Shares representing stock dividends payable other than in common stock on shares of common stock credited to your account under the DRIP will be paid to the DRIP administrator, which will then distribute the shares in accordance with the interests of participants in the DRIP. Shares representing stock dividends or split shares distributed on shares registered in your name will be mailed directly to you in the same manner as to stockholders who are not participating in the DRIP.

         If we make available rights or warrants to purchase additional shares or other securities, such rights or warrants will be made available to you based on the number of shares (including fractional share interests to the extent practicable) held in your account on the record date established for determining the stockholders entitled to such rights or warrants.

25. How will my DRIP shares be voted at a stockholders' meeting?

         All shares in a DRIP account will be added to the shares registered in your name on our stockholder records and you will receive one proxy for all such shares. This proxy will be voted as you direct or you may vote all shares in person at the stockholders' meeting.

26. What are your (the company's) responsibilities and the responsibilities of the DRIP administrator under the DRIP?

         Neither we nor the DRIP administrator will be liable for any act either does in good faith or for any good faith omission to act, including, without limitation: any liability claims arising out of a failure to terminate your account upon your death or adjudicated incompetency before we receive written notice of such death or adjudicated incompetency; the prices at which shares are purchased for your account; the times when purchases are made; or fluctuations in the market value of the common stock. Neither we nor the DRIP administrator have any duties, responsibilities, or liabilities except those expressly set forth in the DRIP.

         You should recognize that neither we nor the DRIP administrator can assure a profit or protect against loss on the shares purchased under the DRIP.

27. May the DRIP be changed or discontinued?

         Although the DRIP is intended to continue indefinitely, we reserve the right to suspend or terminate the DRIP at any time. We also reserve the right to make modifications to the DRIP. Notice of such suspension, termination or modification will be sent to all participants.

         We intend to use our best efforts to maintain the effectiveness of the registration statement filed with the SEC covering the offer and sale of common stock under the DRIP. However, we have no obligation to offer, issue or sell common stock under the DRIP if, at the time of the offer, issuance or sale, such registration statement is for any reason not effective. Also, we may elect not to offer or sell common stock under the DRIP to stockholders residing in any jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if and when declared, will be paid in the usual manner and any optional cash payments received from you will be returned to you.

Resale Restrictions

28. Are there any restrictions on reselling the common stock I acquire under the DRIP?

         If you own shares of our common stock acquired under the DRIP and are not an affiliate, you are free to sell those shares at any time. If you are an affiliate, as that term is defined in Rule 405 under the Securities Act, you may not publicly reoffer shares acquired under the DRIP except pursuant to Rule 144 of the Securities Act. Rule 405 defines an "affiliate" as a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with us. Directors and some of our executive officers may be our affiliates under this definition.

         Directors and some of our executive officers participating in the DRIP are also subject to the reporting obligation of Section 16(a) and the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of the common stock made under the DRIP with optional cash payments. Although such directors and officers are not subject to the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of common stock made under the DRIP with reinvested dividends, such purchases must be disclosed on annual reports filed pursuant to
Section 16(a) of the Exchange Act.

Limitations on Participation

29. Are there limitations on participation in the DRIP other than those described above?

         We reserve the right to limit participation in the DRIP for any reason, even if you are otherwise eligible to participate. In order to enable us to meet one of the requirements for continued qualification as a real estate investment trust, our Articles of Incorporation limit ownership by any one person to no more than 9.8% of our outstanding capital stock.

         No stockholder may acquire any shares pursuant to the DRIP that exceed this limit. Some stockholders may be residents of jurisdictions in which we determine that we may not legally or economically offer our shares under the DRIP. Accordingly, we may preclude residents of such jurisdictions from participating in the DRIP. We have no present plans to limit participation in the DRIP by any stockholder of record for reasons other than those set forth above. But we reserve that right if we determine in our sole discretion that such limitation may be in our company's best interests.

                                 Use of Proceeds

         The DRIP will raise additional capital for us to the extent that the DRIP purchases newly issued shares of common stock from us (rather than acquiring shares in the open market). We do not know the number of shares of common stock that will ultimately be purchased pursuant to the DRIP, or the prices at which the shares will be purchased. We intend to use the net proceeds, if any, from the sale of common stock for general corporate purposes, including repayment of indebtedness, investment in new properties and new developments and maintenance of currently owned property.

                                  Common Stock

         Our common stockholders are entitled to share equally, share for share, in dividends payable in cash, stock, or other property, as and if declared by our Board of Directors. In the event of any liquidation, dissolution, or winding-up, our common stockholders are entitled to receive, on a share for share basis, any assets or funds that are distributable to the common stockholders upon such events. Common stockholders are entitled to one vote for each share held on all matters voted upon by stockholders. They are not entitled to preemptive rights or to cumulative voting rights. The shares of common stock we will issue upon receipt of payment in accordance with the terms set forth in the DRIP will be validly issued, fully paid, and non-assessable.

         Our Articles of Incorporation provide that no stockholders may beneficially own more than 9.8% of our outstanding capital stock unless certain conditions are met. Any attempted transfer or acquisition of capital stock that would create a direct or indirect ownership of capital stock in excess of this limit or otherwise result in our disqualification as a real estate investment trust will be null and void. Our Articles of Incorporation provide that capital stock subject to this limitation is subject to various rights we have to enforce the ownership limitation, including redemption. The above summary of the ownership limitation is qualified in its entirety by reference to the our Articles of Incorporation, as amended from time to time. We reserve the right to invalidate any purchases made under the DRIP that, in our sole discretion, may violate the ownership limit.

                               Common Stock Price

         Our common stock is listed on the American Stock Exchange under the symbol "BNP." On February 3, 2004, the last reported sale price of our common stock on the American Stock Exchange was $11.95.

      Commission Position on Indemnification for Securities Act Liabilities

         Our officers and directors are and will be indemnified against certain liabilities in accordance with the Maryland General Corporation Law ("MGCL"), our Articles of Incorporation and bylaws, and the limited partnership agreement of the Operating Partnership through which we conduct substantially all of our business. The Articles of Incorporation require the company to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reasons of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     Experts

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual report on form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                  Legal Matters

         The validity of the shares of common stock offered with this prospectus have been previously passed upon for us by Alston & Bird LLP, Raleigh, North Carolina.

         No dealer, salesperson, or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities covered by this Prospectus in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

TABLE OF CONTENTS
                                                        Page
   Where You Can Find More Information..................3
   Incorporation of Certain Documents by Reference......3
   BNP Residential Properties, Inc......................4
   Description of the DRIP..............................5
         Purpose........................................5
         Advantages to Participants.....................5
         Administration.................................6
         Participation..................................6
         Costs..........................................8
         Purchases......................................9
         Reports to Participants.......................11
         Dividends.....................................11
         Certificates for Shares.......................11
         Sale or Other Disposition of DRIP Shares......12
         Withdrawal of Shares in DRIP Accounts.........13
         Termination of Participation..................13
         Tax Consequences of Participation in the DRIP.14
         Other Information.............................15
         Resale Restrictions...........................17
         Limitations on Participation..................17
   Use of Proceeds.....................................17
   Common Stock........................................18
   Common Stock Price..................................18
   Commission  Position on  Indemnification  for Securities
   Act Liabilities.....................................18
   Experts.............................................19
   Legal Matters.......................................19



BNP Residential Properties, Inc.


      1,000, 000 Shares of
          Common Stock

   Dividend Reinvestment and
      Stock Purchase Plan








           Prospectus















        February 6, 2004






You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. The information in this prospectus may only be accurate on the date of this prospectus. This prospectus may be used only where it is legal to sell these securities.

                 PART II. Information Not Required In Prospectus


ITEM 14. Other Expenses of Issuance and Distribution

         The following table sets forth estimates of the various expenses to be paid by the company in connection with the registration of the common stock offered pursuant to this registration statement.

Securities and Exchange Commission Registration Fee .............$   1,497.59
Legal Fees ......................................................$  25,000.00
Accounting Fees .................................................$   8,500.00
   Total ........................................................$  34,997.59


ITEM 15. Indemnification of Directors and Officers

         The company's officers and directors are and will be indemnified against certain liabilities in accordance with the Maryland General Corporation Law ("MGCL"), the charter and bylaws of the company and the operating partnership agreement. The charter requires the company to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reasons of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The company also carries insurance for our directors and officers for liabilities they may incur as a result of their service to the company.

ITEM 16. EXHIBITS
                                  Exhibit Index

    EXHIBIT NO.   DESCRIPTION
    ----------    -------------------------------------------------------------
         4.1 *    Articles of Incorporation of Registrant as amended by Articles
                  Supplementary for Series A Junior Participating Preferred
                  Stock (filed as exhibit 3(i) to the Registrant's Current
                  Report on Form 8-K, dated as of March 17, 1999)
         4.2 *    Articles Supplementary, Classifying and Designating 909,090
                  Shares of Series B Cumulative Convertible Preferred Stock, dated December 28, 2001 (filed as Exhibit 3.1 to the
                  Registrant's Current Report on Form 8-K, dated as of December
                  28, 2001).
         4.3*     Amended and Restated Bylaws of Registrant (filed as Exhibit
                  3.2 to the Registrant's Current Report on Form 8-K, dated as of December 28, 2001)
         4.4*     Rights Agreement, dated as of March 18, 1999, between
                  Registrant and First Union National Bank, including the form of Articles Supplementary for Series A Junior Participating
                  Preferred Stock on Exhibit A, form of Right Certificate on
                  Exhibit B and the Summary of Rights to Purchase Preferred
                  Shares on Exhibit C (filed as exhibit to the Registrant's
                  Current Report on Form 8-K, dated as of March 17, 1999)
         5.1      Opinion of Alston & Bird LLP regarding the legality of the shares being registered
         8.1      Opinion of Alston & Bird LLP regarding tax matters
         23.1     Consent of Alston & Bird LLP (included as part of exhibit 5.1 and exhibit 8.1)
         23.2     Consent of Ernst & Young LLP
         24.1     Power of Attorney (included on the signature page hereof)
         99.1*    Form of Second Amended and Restated Agreement of Limited
                  Partnership of BNP Residential Properties Limited Partnership
                  (filed as exhibit 10.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998)
         99.2*    Form of Registration Rights Agreement (filed as exhibit 10.11 to the Registrant's Registration Statement on Form S-2 filed with the SEC on December 16, 1997 (Reg. No. 333-39803))
         99.3*    Registration Rights Agreement by and between Registrant and
                  Preferred Investment I, LLC, dated December 28, 2001 (filed as
                  Exhibit 4 to the Registrant's Current Report on Form 8-K, dated as of December 28, 2001)
         99.4*    Amendment to Second Amended and Restated Agreement of Limited
                  Partnership of BNP Residential Properties Limited Partnership
                  (filed as Exhibit 10.1 to the Registrant's Current Report on
                  Form8-K dated as of December 28, 2001)


*    Incorporated herein by reference.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on February 6, 2004.


                            BNP RESIDENTIAL PROPERTIES, INC.
                            February 6, 2004
                            _______________________________________
                            /s/ D. Scott Wilkerson
                            D. Scott Wilkerson
                            President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of BNP Residential Properties, Inc. hereby severally constitute D. Scott Wilkerson and Philip S. Payne, and each of them singly, our true and lawful attorney with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and our capacities as officers and directors to enable BNP Residential Properties, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                     Title                                    Date

/s/ Philip S. Payne                      Chairman of the Board of Directors,      February 6, 2004
-------------------
Philip S. Payne                          Treasurer and Chief Financial Officer


/s/ D. Scott Wilkerson                   President and Chief Executive Officer    February 6, 2004
----------------------
D. Scott Wilkerson and Director


/s/ B. Mayo Boddie                       Director                                 February 5, 2004
------------------
B. Mayo Boddie


/s/ Stephen R. Blank                     Director                                 February 6, 2004
--------------------
Stephen R. Blank


/s/ Paul G. Chrysson                     Director                                 February 6, 2004
--------------------
Paul G. Chrysson


/s/ Pamela B. Bruno                      Vice-President and Chief Accounting      February 6, 2004
-------------------
Pamela B. Bruno                          Officer
